Exhibit 99.1

JAGGED PEAK, INC. ANNOUNCES FINANCIAL RESULTS FOR

THE FIRST QUARTER OF FISCAL 2007

Company Contact:	Investor Relations Contact:
Jagged Peak, Inc.	Jagged Peak, Inc.
Paul Demirdjian	Andrew J. Norstrud
727.499.1717	727.499.1717

➢ NET REVENUES INCREASED OVER 10% TO $3.3 MILLION

➢ POSITVE EBITDA

➢ INCREASED SALES DEPARTMENT INFRASTRUCTURE

CLEARWATER, FL– May 11, 2007–Jagged Peak, Inc. (OTCBB: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services, announced financial results for the first quarter ended March 30, 2007.

Net revenues for the 13-week period increased over 10 percent to approximately $3.3 million, compared to approximately $3.0 million for the same period last year. The increase in revenue primarily related to the continued expansion of services to existing customers and new technology customers. Cost of sales, which consist primarily of labor, software amortization, technology, facilities and other reimbursable expenses, increased by approximately 16 percent, to approximately $2.6 million, compared to approximately $2.2 million for the same period last year. As a percentage of revenue, cost of sales increased by approximately 4 percent compared to the same period last year. The increased cost of sales and the increase as a percentage of revenue resulted primarily from increased order volume, increased production capacity, increased lower margin revenue, technology enhancements and costs related to increased shipping revenue. General and Administrative expenses increased by approximately 4 percent to approximately $787,500 compared with costs of approximately $755,300 during the same period last year. The increase was primarily related to the increase in sales personnel and other overhead expenses related to the sales and marketing plan, increased infrastructure costs and employee benefits and bonus accruals. The Company reported a net loss of approximately $156,000, or $(0.01) per weighted average share, compared with a net loss of $41,300, or $(0.00) per weighted average share for the same period last year.

Paul Demirdjian, Chief Executive Officer of Jagged Peak, Inc. commented, “In the first quarter of 2007 we accelerated the buildup of our infrastructure and personnel to manage the projected growth in 2007. We are excited with our current sales activities and accumulated backlog in our operations. We expect to see a positive impact of these efforts in coming quarters.” Mr. Demirdjian also commented, “In the second quarter we are launching our initiative to introduce Jagged Peak to the investor community. We will hold a series of meetings and participate in conferences to bring awareness to our Company in coming months. We expect that this will create an increase in trade activities. We continue to be excited about our overall momentum and the long-term outlook of our Company.”

Andrew J. Norstrud, Chief Financial Officer of Jagged Peak, Inc., commented, “Our first quarter performance shows our Company’s continued revenue growth and our investment in the sales and marketing infrastructure. The Company is accomplishing the 2007 goals and objectives and maintaining our management’s expectation of being EBITDA positive. We continue to see overall acceptance and an increased demand for our international order management system (EDGE 6i) as our sales department is able to reach a greater number of potential clients in several industries. This increase is expected to continue as we add additional resources to the team during the 2007 year.”

EBITDA for the 13-week period ended March 30, 2007 was approximately $5,300 compared to approximately $113,200 in the comparable period of the prior year. The decrease in the EBITDA directly relates to the decrease of margin and the non-capitalization EDGE enhancements. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization costs. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation. The Company believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent comparisons of the Company’s performance. In order to provide consistent comparisons of year-over-year EBITDA, the following reconciliation is provided.

	For the period ended
	March 30, 2007	March 31, 2006
Net loss as reported	$(156,000)	$(41,300)
Income tax benefit	(75,900)	(18,500)
Interest expense	129,400	39,900
Depreciation and amortization	107,800	133,100

EBITDA	$5,300	$113,200

USE OF GAAP AND NON-GAAP MEASURES

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), the Company has included in this report earnings “EBITDA,” with EBITDA being defined by the Company as earnings before interest, taxes, depreciation and amortization. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such comparable GAAP financial measure.

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.

About Jagged Peak, Inc.

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2000-2004). For more information, visit www.jaggedpeak.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the market, increased competition, our ability to attract and retain qualified personnel, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in the Jagged Peak, Inc. periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 29, 2006.

-Tables Follow-

Jagged Peak, Inc.

Statements of Operations (Unaudited)

	Thirteen Weeks Ended
	March 30, 2007	March 31, 2006
Revenue
Gross revenue	$4,202,600	$3,656,900
Discounts, freight and other	(934,600)	(688,100)

Net revenues	3,268,000	2,968,800

Cost of sales	2,583,000	2,233,400

Gross profit	685,000	735,400

Operating expenses:

General and administrative expenses	787,500	755,300

Operating loss	(102,500)	(19,900)

Other expenses:
Interest expense	129,400	39,900

Total other expenses	129,400	39,900

Loss before tax benefit	(231,900)	(59,800)

Provision for income tax benefit	(75,900)	(18,500)

Net loss	$(156,000)	$(41,300)

Weighted average number of common shares outstanding – basic & fully diluted	13,886,588	13,784,266

Net loss per share – basic & fully diluted	$(0.01)	$(0.00)

Jagged Peak, Inc.

Balance Sheet

March 30, 2007 (Unaudited)

Assets
Current assets:
Cash	$830,900
Accounts receivable, net of allowance for doubtful accounts of $90,000	1,350,200
Other receivable	51,000
Work in process, net of allowance of $20,000	168,000
Deferred tax asset	67,700
Deposits and other current assets	391,400

Total current assets	2,859,200
Property and equipment, net of accumulated depreciation of $1,567,000	306,500

Other assets:
EDGE Platform, net of accumulated amortization of $1,146,400	149,000
Deferred tax asset	1,191,000
Other assets	549,100

Total long-term assets	2,195,600
Total assets	$5,054,800

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, trade	$1,079,400
Accrued payroll	225,000
Other accrued expenses	42,000
Deferred rent	20,300
Notes payable, current portion	180,000
Revolving Note, $1,000,000 available at March 30, 2007	—
Deferred revenue and customer deposits	893,700

Total current liabilities	2,440,400

Long-term liabilities:
Notes payable, net of current portion	1,820,000
Deferred rent	114,400

Total long-term liabilities	1,934,400

Stockholders’ equity:
Common stock, $.001 par value; 70,000,000 shares authorized; 13,949,837 shares issued and outstanding	14,000
Additional paid-in capital	3,296,000
Accumulated deficit	(2,630,000)

Total stockholders’ equity	680,000
Total liabilities and stockholders’ equity	$5,054,800